Exhibit 5.1

+44 20 7418 1300 davispolk.com	Davis Polk & Wardwell London llp 5 Aldermanbury Square London EC2V 7HR

December 23, 2024

NatWest Group plc 250 Bishopsgate London EC2M 4AA United Kingdom

Ladies and Gentlemen:

We are acting as special United States counsel to NatWest Group plc (the “Group”), a public limited company organized under the laws of Scotland, in connection with the Registration Statement on Form F-3 (the “Registration Statement”) and the related Prospectus (the “Prospectus”) filed by the Group with the United States Securities and Exchange Commission (the “Commission”) on the date hereof for the purpose of registering under the U.S. Securities Act of 1933, as amended (the “Act”), an indeterminate amount of the following securities which may be issued from time to time by the Group: (i) senior debt securities (the “Senior Debt Securities”) pursuant to an amended and restated indenture (the “Senior Debt Securities Indenture”) dated as of December 13, 2017, between the Group and The Bank of New York Mellon, London Branch, as Trustee (the “Trustee”); (ii) subordinated debt securities (the “Subordinated Debt Securities”) pursuant to an indenture (the “Subordinated Debt Securities Indenture”) dated as of December 4, 2012, between the Group and the Trustee; (iii) contingent convertible securities (the “Contingent Convertible Securities” and, together with the Senior Debt Securities and Subordinated Debt Securities, the “Securities”) pursuant to an indenture (the “Contingent Convertible Securities Indenture” and, together with the Senior Debt Securities Indenture and Subordinated Debt Securities Indenture, the “Indentures” and each, an “Indenture”) dated as of August 10, 2015, between the Group and the Trustee; (iv) dollar preference shares; (v) ordinary shares; and (vi) rights to subscribe for ordinary shares.

We, as your United States counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete; (ii) all documents submitted to us as copies conform to authentic, complete originals; (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (v) all signatures on all documents that we reviewed are genuine; (vi) all natural persons executing documents had and have the legal capacity to do so; (vii) all statements in certificates of public officials and officers of the Group that we reviewed were and are accurate; and (viii) all representations made by the Group as to matters of fact in the documents that we reviewed, or otherwise made to us by the Group, were and are accurate.

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NatWest Group Plc

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, assuming that the applicable Indenture and any related supplemental indenture that has been or will be entered into in connection with any issuance of Securities has been duly authorized, executed and delivered by the Group insofar as Scottish law is concerned, the specific terms of a particular series of such Securities have been duly authorized and established in accordance with the applicable Indenture, and such Securities have been duly authorized, executed, authenticated, issued and delivered by the Group insofar as Scottish law is concerned, such Securities, when such Securities are authenticated in accordance with the terms of the applicable Indenture and delivered and paid for in accordance with the terms of the applicable underwriting agreement, will constitute valid and binding obligations of the Group entitled to the benefits of the applicable Indenture, enforceable against the Group in accordance with their terms, subject to (i) the effects of applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability and (ii) possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest and we express no opinion regarding the provisions contained in the Indentures or the Securities which are expressed to be governed by Scottish law.

In connection with the opinions expressed above, we have assumed that at or prior to the time of the delivery of any such Securities (i) the Board of Directors of the Group shall have duly established the terms of such Securities and duly authorized the issuance and sale of such Securities and such authorization shall not have been modified or rescinded; (ii) the Group is, and shall remain, validly existing as a public limited company under the laws of Scotland; (iii) the Trustee is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; (iv) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (v) the Indentures and Securities are each valid, binding and enforceable agreements of each party thereto; (vi) the Indentures have been duly authorized, executed and delivered by the Trustee; and (vi) there shall not have occurred any change in law affecting the validity or enforceability of such Indenture or Securities. We have also assumed that the execution, delivery and performance by the Group of the Indentures and any such Securities and the execution, delivery and performance by the Trustee of the Indentures whose terms are established subsequent to the date hereof (a) are within the corporate powers of the Group and the Trustee, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Group or the Trustee, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Group or the Trustee.

We express no opinion as to (i) provisions in the Indentures that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like; (ii) whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Securities; or (iii) the effectiveness of any service of process made other than in accordance with applicable law.

We express no opinion as to (i) whether a New York State or United States federal court would render or enforce a judgment in a currency other than U.S. Dollars or (ii) the exchange rate that such a court would use in rendering a judgment in U.S. Dollars in respect of an obligation in any other currency.

We express no opinion with respect to any provisions in the Securities or the Indentures relating to the acknowledgement of or consent to the exercise of any U.K. bail-in power (as defined therein).

December 23, 2024	2

NatWest Group Plc

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States. Insofar as the foregoing opinion involves matters governed by the laws of Scotland, we have relied, without independent inquiry or investigation, on the opinion of CMS Cameron McKenna Nabarro Olswang LLP, Scottish legal counsel to the Group, dated as of December 23, 2024, to be filed as an exhibit to the Registration Statement concurrently with this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement to be filed by the Group on the date hereof and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In addition, we consent to the incorporation by reference of this opinion and consent into a registration statement filed pursuant to Rule 462(b) under the Act. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Davis Polk & Wardwell London LLP

Davis Polk & Wardwell London LLP

December 23, 2024	3